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EXHIBIT 10.12 --    SETTLEMENT AND RELEASE AGREEMENT AMONGST INCOMNET, INC.,
                    IRONWOOD TELECOM LLC, ELLEN COHEN AND MARTIN FABRIKANT, DATED NOVEMBER 5, 1998.


                                SETTLEMENT AGREEMENT

     This Settlement Agreement ("SETTLEMENT AGREEMENT") is made and entered into as of November 5, 1998, by and among Ellen Cohen, an individual ("COHEN"), Martin Fabrikant, an individual ("FABRIKANT") (collectively the "PREFERRED HOLDERS"), Ironwood Telecom LLC, a Colorado limited liability company ("LENDER") and Incomnet, Inc., a California corporation (the "COMPANY").

                                   R E C I T A L S

     WHEREAS, on June 10, 1998, Fabrikant notified the Company of his election to convert all of the Company's Series A Preferred Stock then owned by him into shares of the Company's common stock ("COMMON STOCK");

     WHEREAS, on June 11, 1998, Cohen notified the Company of her election to convert all of the Company's Series B Preferred Stock then owned by her into Common Stock;

     WHEREAS, shortly after receiving the notices of election to convert by the Preferred Holders on June 10 and June 11, 1998, the Company informed the Preferred Holders that the Company had insufficient authorized Common Stock to effect all of the conversions of the Series A and B Preferred tendered by the Preferred Holders (the "UNCONVERTIBLE PREFERRED");

     WHEREAS, on or about June 18, 1998, Cohen and Fabrikant rescinded their elections to convert their Unconvertible Preferred due to the Company's failure to have a sufficient number of authorized shares of Common Stock to accommodate the conversion and with a reservation of all rights;

     WHEREAS, on September 29, 1998 the Company closed the Board Change Agreement entered into on August 28, 1998 among the Company, John P. Casey and the then members of the Company's Board which resulted in changes in the membership of the Company's Board of Directors and management;

     WHEREAS, the Company's new management is in the process of obtaining new financing by Lender and Lender is requiring as a condition to the Company obtaining new financing that this Settlement Agreement be entered into;

     WHEREAS, the Company desires to resolve the status of the attempted conversions in June, 1998 and obtain financing from the Lender; and

     WHEREAS, the Preferred Holders desire to settle their claims in respect of the Unconvertible Preferred.

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties agree as follows:

               1.   Cash Payments and Warrants to Preferred Holders.

          On November 5, 1998 (i) Lender shall pay to each of the Preferred Holders the "cash payment" amount set forth opposite such Preferred Holder's name on EXHIBIT A hereto (the "CASH PAYMENT"); (ii) the Company shall issue to the Preferred Holders the Warrants also listed on EXHIBIT A hereto (the "WARRANTS"); and (iii) the Company shall execute a warrant agreement with each Preferred Holder in the form of EXHIBIT B hereto (the

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"WARRANT AGREEMENT") in exchange for a transfer by each of the Preferred
Holders to Lender of all of the Preferred Holders' right, title and interest in respect of such Preferred Holders' Unconvertible Preferred, including such Preferred Holders' rights, if any, to receive Common Stock in respect of the Unconvertible Preferred and any claims in respect of the Company's inability to deliver Common Stock upon the tender of a conversion notice in June, 1998 (the "PREFERRED STOCK RIGHTS"). Each of the Preferred Holders shall deliver a certificate representing their Unconvertible Preferred Shares with an assignment of such certificate to Lender on or before November 5, 1998. In accordance with the terms of the Warrant Agreement, each Warrant shall entitle the holder to purchase one (1) share of Common Stock at an exercise price of $1.00 per share. The Warrants may be exercised at any time during the five-year period after a meeting of the Company's shareholders at which shareholders approve an increase in the authorized number of shares of Common Stock to permit the issuance of common stock underlying the Warrants. The Cash Payment shall be delivered by wire transfer to Camhy Karlinsky & Stein LLP to the attention of Robert S. Matlin (the "Camhy Firm") and the Camhy Firm shall be responsible for distributing the Cash Payments to the Preferred Holders.

               2.   Assignment by Lender.

     Lender hereby assigns the Preferred Stock Rights to the Company on condition that (a) the Company is financially able to redeem the Preferred Stock Rights, (b) the Company reimburses Lender for the amount of the Cash Payment plus interest on the amount of the Cash Payment at an annualized rate of 18% plus reasonable out of pocket legal and other costs associated with entering into this Settlement Agreement (collectively, the "LENDER REIMBURSEMENT PAYMENT"). For purposes of determining whether the Company is financially able to redeem the Preferred Stock Rights, the Company must have cash on hand necessary to undertake such a transaction taking into account the other cash requirements of the Company and its subsidiaries and also meet all requirements under applicable law, including, if applicable, section 500 et seq. of the California General Corporation's Law and any applicable contractual restrictions.

     If the Company is not financially able to redeem the Preferred Stock Rights during the two-year period following the date of this Settlement Agreement, Lender shall tender the Preferred Stock Rights to the Company and the Company shall convert the Preferred Stock Rights into 1,359,265 shares of Common Stock (the "SETTLEMENT COMMON STOCK"). As soon as practicable thereafter, Lender agrees to offer such Settlement Common Stock to all shareholders on a pro rata basis. The aggregate price for the Settlement Common Stock shall be the sum of all costs attributable to the offering of the Settlement Common Stock, including SEC registration fees, state securities fees, attorneys and accounting fees and the Lender Reimbursement Payment. To the extent that the Settlement Common Stock is undersubscribed for during the initial round of the offering, Lender shall be obligated in such offering to make a second round offer on a pro rata basis to the subscribing record holders. If the offering is not fully subscribed after the second round, Lender shall be entitled to offer the balance of the Settlement Common Stock to the parties designated by it, including itself and its affiliates, in its sole discretion.

     Lender shall have no obligations or liabilities to the Preferred Holders, except to make the Cash Payments and to perform in accordance with the terms of Sections 1 and 2 of this Settlement Agreement.

               3.   Releases.

     Effective upon receipt of Cash Payment, delivery of the Warrant Agreements and a signed copy of this Settlement Agreement, each of the Preferred Holders agrees to forever release and discharge the Company and any of its past, present, and future affiliates, employees, officers, directors, shareholders, attorneys, accountants, successors and predecessor from any and all claims, demands, obligations, losses, damages or causes of action of any nature relating to their respective Preferred Stock Rights (other than for a breach of this Agreement or the Warrant Agreement by the Company), whether based in tort, contract or other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based on actions occurring prior to the effective date of this release. The parties agree that this release shall not be considered an admission by any party of any liability or wrongdoing. The parties warrant that no promise or inducement has been offered except as set forth herein. The Preferred Holders are of legal age and legally competent to execute this release and accept full responsibility therefor. The Preferred Holders declare that the terms of this full and final release of claims have been completely read by them and are fully understood and voluntarily accepted for purposes of making a full and

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final compromise and settlement.  The Preferred Holders hereby represent and warrant that they have not assigned and will not assign any of their above-referenced released claims to any third parties.

     Effective upon receipt of the stock certificates representing the Unconvertible Preferred Shares, endorsed for transfer to Lender, and a signed copy of this Settlement Agreement by each of the Preferred Holders, the Company agrees to forever release and discharge the Preferred Holders from any and all claims, demands, obligations, losses, damages or causes of action of any nature relating to their respective ownership, purchase and sale of Common Stock and Series A and Series B Preferred Stock of the Company (and Common Stock underlying such Preferred Stock) (other than for breach of this Settlement Agreement), whether based on tort, contract or other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based on actions occurring prior to the effective date of this release. The Company agrees that this release will not be considered an admission by any party of any liability or wrongdoing. The Company warrants that no promise or inducement has been offered except as set forth herein. The Company declares that the terms of this full and final release of claims has been completely read by it and is fully understood and voluntarily accepted for purposes of making a full and final compromise and settlement.

               4.   Waiver of Section 1542 of the California Civil Code.

     The parties further agree that in connection with the foregoing releases, that the rights under Section 1542 of the Civil Code of California, any similar law of any state or territory of the United States or any other jurisdiction, are hereby expressly waived. That section reads as follows:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               5.   Registration Rights.

     The Preferred Holders shall have the registration rights set forth below in respect of the shares of Common Stock underlying the Warrants (the "REGISTRABLE SECURITIES"). These registration rights are granted to the Preferred Holders and may not be transferred to any other person without the prior written consent of the Company which will not be unreasonably withheld, except that, such registration rights may be transferred to any affiliate of the Preferred Holders, the "COHEN PARTIES" (as defined in the Settlement and Release Agreement dated November 5, 1998 between the Company and the Cohen Parties) or any affiliates of the Cohen Parties.

          (a) SHELF REGISTRATION. (i) At the Company's election or (ii) upon the written request of the holders of not less than 50% of the Registrable Securities at any time following August 5, 1999 and provided that the Company is eligible to use Form S-3 (or a comparable form permitting substantial incorporation by reference), the Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "SHELF REGISTRATION") for all of the then Registrable Securities, subject to the request of any holder to exclude any Registrable Securities as provided below. Within ten (10) days after receipt of a request for a Shelf Registration, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities. The Company shall exclude from such registration all Registrable Securities with respect to which the Company received written requests for exclusion therefrom within fifteen (15) days after the receipt of the notice by the applicable holder.

          The Company hereby agrees to file such Shelf Registration as promptly as practicable but not later than forty-five (45) days following the request therefor and thereafter to use its best efforts to cause such Shelf Registration to become effective as soon as possible. The Company further agrees to keep the Shelf Registration continuously effective for a period of 120 days following the date that the Securities and Exchange Commission ("SEC") declares the Shelf Registration effective, or such shorter period as shall terminate on the date on which all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration. The

Company shall only be obligated to file one Shelf Registration. If the Shelf Registration is not effective at any time during such 120-day period, the Company shall use its best efforts to make it effective as soon as possible. The Company shall have no further obligation to register such Registrable Securities once the Company has offered to register the Registrable Securities on a Shelf Registration

          The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or requested by the holders of a majority of the Registrable Securities covered by such registration or any underwriter of the Registrable Securities.

          If the holders of a majority of the Registrable Securities being registered so elect, the offering of Registrable Securities pursuant to a Shelf Registration shall be in the form of a registration in which the Registrable Securities are sold to an underwriter (an "UNDERWRITTEN OFFERING"). If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such offering the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the amount to be offered for the accounts of all of such holders shall be reduced pro rata (according to the Registrable Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters. To the extent that the underwriter excludes any Registrable Securities, the holders of such Registrable Securities shall not loose any other registration rights. Unless the holders of a majority of the Registrable Securities to be included in such offering shall consent in writing, no other party, including the Company, shall be permitted to offer securities in any such offering.

          (b) DEMAND REGISTRATION. If all of the Registrable Securities have not been registered before May 5, 2001, then at any time after May 5, 2001, the holders of not less than 50% of the Registrable Securities may make a written request (the "DEMAND NOTICE") for registration under the Securities Act (a "DEMAND REGISTRATION") of the Registrable Securities held by them; PROVIDED, HOWEVER, that in lieu of making such Demand Registration, the Company may, at its election, by notice to the holders of such Registrable Securities, redeem the Warrants for cash in an amount equal to the difference between (i) the fair market value of the Registrable Securities and (ii) the exercise price for such Warrants. For purposes of this Agreement, the fair market value of the Registrable Securities shall be determined as follows:

          (i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System or the SmallCap Market of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the average closing sales price (or the closing bid if no sales were reported) for the 20 trading days prior to the date of receipt of the Demand Notice as reported in THE WALL STREET JOURNAL or similar publication;

          (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the average of the mean between the high bid and low asked prices for the security for the 20 trading days prior to the date of receipt of the Demand Notice; or

          (iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the Demand Notice).

          Within ten (10) days after receipt of each Demand Notice, the Company shall give written notice of such registration request to the non-requesting holder of Registrable Securities and shall, subject to the provisions of the following paragraph, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within fifteen (15) days after the receipt of the notice of such demand registration request by the applicable holder. Both the Demand Notice and any request to have Registrable Securities included in a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Unless the holders of a majority of the Registrable Securities to be included in such registration shall consent in writing, no other party, including the Company, shall be permitted to offer securities under any such Demand Registration. The Company shall not be obligated to effect more than one Demand Registration under this Section 5(b), PROVIDED, HOWEVER, that if the Shelf Registration is declared effective by the SEC in accordance with Section 5(a), then the Company shall not be obligated to effect any Demand Registrations under this Section 5(b) unless a holder of Registrable Securities was excluded from participating in the Shelf Registration.

          A registration requested pursuant to this Section 5(b) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected. Holders of a majority of the Registrable Securities with respect to which registration has been requested pursuant to this Section 5(b) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request with respect to their Registrable Securities by providing a written notice to the Company revoking such request; PROVIDED, HOWEVER, that the Company shall have no further obligation to register such Registrable Securities that are the subject of a revocation pursuant to Section 5(b), but all other registration rights under Section 5(c) shall remain in effect.

          If the holders of a majority of the Registrable Securities being registered so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities in writing that in their opinion the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and the amount of Registrable Securities to be offered for the accounts of all of such holders shall be reduced pro rata (according to the Registrable Securities beneficially owned by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

          (c) INCIDENTAL REGISTRATION. If at any time prior to the date that all Registrable Securities have been registered (and provided that the Company has not already registered the Registrable Securities for 120 days), the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration or a Registration Statement on Form S-4 or S-8, or any form substituting therefor) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable (but in no event less than thirty days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. Each holder of Registrable Securities desiring to have its Registrable Securities registered under this subsection 5(c) shall so advise the Company in writing within 20 days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of such Registrable Securities that the total number of securities that the Company, the holders of Registrable Securities, or such other persons propose to include in suchoffering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:


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

          (i) if such registration has been initiated by the Company as a primary offering, FIRST to the securities sought to be included by the Company, and SECOND to the Registrable Securities sought to be included by the Preferred Holders and the securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder; and

          (ii) if such registration has been initiated by another holder of registration rights, FIRST to the securities sought to be included by such other holder, SECOND to the securities sought to be included by the Company, and THIRD to the Registrable Securities sought to be included by the Preferred Holders and to all other securities sought to be included by other holders of registration rights, pro rata, on the basis of the number of securities owned by each such holder.

               6.   Hold-Back Agreements.

          (a)  RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE
SECURITIES. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 5 hereof agrees, if requested in writing by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 10-day period prior to the filing of a Registration Statement with respect to such Underwritten Offering, and during the 90-day period beginning on the closing date of each Underwritten Offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

          (b) RESTRICTIONS ON SALE OF SECURITIES BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the ten days prior to the filing of a registration statement with respect to such Underwritten Offering, and during the 90-day period beginning on the effective date of any Registration Statement (except as part of such registration statement (x) where the holders of a majority of the shares of Registrable Securities to be included in such registration statement consent or
(y) where holders of Registrable Securities are participating in such registration statement pursuant to Section 5(c) hereof, such registration statement was filed by the Company with respect to the sale of securities by the Company, and no holder is simultaneously participating in a registration statement pursuant to Section 5(b) hereof) or the commencement of a public distribution of Registrable Securities pursuant to such registration statement.

               7.   Registration Procedures.

     In connection with the Company's registration obligations pursuant to
Section 5 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such registration statement, and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which such counsel or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 7(l) hereof, if applicable;

          (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and confirm such advice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

          (g) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable
Securities covered by the prospectus or any amendment or supplement thereto;

          (i) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

          (j) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (k) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (1)  upon the occurrence of any event contemplated by Section 7c)
(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;
(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities included in such registration, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters);
(3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 9 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (o) make available for inspection by a representative of the holders of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

          (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act; and

          (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(l) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(l) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company such holder will deliver to the Company, (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 5 hereof and Section 7(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 7(c)(6) hereof to the date when the selling holders of Registrable Securities covered by such registration statement shall receive copies of the supplemented or amended prospectus contemplated by Section 7(l) hereof or the Advice.

               8.   Registration Expenses.

     All expenses incident to the Company's performance of or compliance with this Settlement Agreement, including without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters of Registrable Securities in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 7(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; and the fees and expenses of any person, including special experts, retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting discounts, commissions or similar fees attributable to the sale of Registrable Securities, or any legal fees and expenses of counsel to the holders of Registrable Securities.

               9.   Indemnification: Contribution.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each holder of Registrable Securities against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

          (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, and each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement or prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) based upon written advice of counsel to such person, there shall be one or more defenses available to such person that are not available to the indemnifying party or there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such person and the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settleent which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) CONTRIBUTION. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided, that no holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

               10.   Participation in Underwritten Registrations.

          (a) If any of the Registrable Securities covered by the Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

          (b) No Preferred Holder may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any person otherwise than as set forth herein

               11.   Representations and Warranties by Preferred Holders.

     The Preferred Holders represent and warrant to Lenders and the Company that they are the sole, true, lawful, record and beneficial owners of their Unconvertible Preferred Shares listed opposite their names on EXHIBIT A hereto, free and clear of all encumbrances and without restrictions on voting rights or rights of disposition other than pursuant to this Settlement Agreement. Each Preferred Holder's Unconvertible Preferred Shares are such Preferred Holder's sole and separate property and the execution of a spousal consent to the transactions contemplated by this Settlement Agreement is not required. There are no legends or encumbrances on the Unconvertible Preferred Shares other than the standard Securities Act legend. The Unconvertible Preferred Shares are all of the shares of preferred stock of the Company owned by the Preferred Holders. Except for this Settlement Agreement, each of the Preferred Holders has not entered into any contract relating to the issuance, sale, or transfer of any of the Unconvertible Preferred Shares or rights relating thereto. The Preferred Holders will each convey to Lender good and valid title to the Unconvertible Preferred Shares, free and clear of all liens, claims, charges, encumbrances and security interests.

               12.   Successors and Assigns.

     Each covenant and representation of this Settlement Agreement shall inure to the benefit and be binding upon each of the parties, their personal representatives, assigns and other successors in interest.

               13.   Entire and Sole Agreement.

     This Settlement Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings whether oral or written with respect to the subject matter of this Settlement Agreement. This Settlement Agreement may be modified only by written agreement signed by all parties.

               14.   Governing Law.

     This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of California and the venue for any action hereunder shall be in the appropriate form in the County of Los Angeles, State of California.

               15.   Counterparts.

     This Settlement Agreement may be executed simultaneously in any number of counterparts and by facsimile, each of which counterpart shall be deemed to be an original and such counterpart shall constitute one and the same instrument.

               16.   Attorneys' Fees and Costs.

     In the event that either party must resort to legal action in order to enforce the provisions of this Settlement Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees' and all other costs incurred in commencing or defending such action, or in enforcing this Settlement Agreement, including but not limited to post judgment costs.

               17.   Further Acts of the Parties.

     The parties to this Settlement Agreement hereby agree to execute any other documents and to take further actions which are reasonably necessary and appropriate in order to implement the transactions contemplated by this Settlement Agreement.

               18.   Time of the Essence.

     Time is of the essence in the performance of the obligations under this Settlement Agreement.

               19.   Authorized Signatures.

     Each of the parties to this Settlement Agreement hereby represents that the person signing below are authorized to execute this Settlement Agreement on behalf of their respective party.

     IN WITNESS WHEREOF, this Settlement Agreement has been entered into as of the date first written above.

                              "COMPANY"

                              Incomnet, Inc.


                              By:  /s/ Denis Richard
                                   --------------------------------
                                   Denis Richard, President and
                                   Chief Executive Officer


                              "LENDER"


                              Ironwood Telecom LLC


                              By:  /s/ Daniel V. Berlanti
                                   --------------------------------
                                   Its:  Member


                              "PREFERRED HOLDERS"

                              By:  /s/ Ellen Cohen
                                   ---------------
                                   Ellen Cohen


                              By:  /s/ Martin Fabrikant
                                   --------------------
                                   Martin Fabrikant

                                    EXHIBIT A


                           Unconvertible       Cash      Number of
Preferred Holder         Preferred Shares     Payment    Warrants
----------------         ----------------    ---------   ---------

Ellen Cohen                    168.03         $336,060    168,030
                             Series B

Martin Fabrikant               76.840         $153,680   76,840
                             Series A

                                   EXHIBIT B

                           FORM OF WARRANT AGREEMENT


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

No. WA-A -1                   Warrant to Purchase [XXXXX] Shares of
                                   Common Stock (subject to adjustment)


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                 INCOMNET, INC.


     This certifies that, for value received, [NAME] and her registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from INCOMNET, INC., a California corporation (the "Company"), [XXXXX] shares of the Common Stock of the Company, on the date the Company's Articles of Incorporation are amended to provide for a sufficient number of authorized shares of Common Stock to allow for the issuance of the number of shares of Common Stock underlying this Warrant (the date of such amendment, the "Initial Exercise Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto (the "Notice of Exercise") duly executed, and simultaneous payment therefor in lawful money of the United States as hereinafter provided, at the Exercise Price as set forth in
Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     This Warrant is issued in connection with the transactions described in
Section 1 of Settlement Agreement dated as of November 5, 1998 (the "Settlement Agreement"), between the Company, the Holder and the other party identified therein.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Initial Exercise Date and ending at 5:00 p.m., Pacific Standard Time, on the five-year anniversary of the Initial Exercise Date, and shall be void thereafter.

     2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $1.00 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

     3.   Exercise of Warrant.

          3.1 Notice of Exercise. The purchase rights represented by this Warrant are exercisable by the holder in whole or in part, but not for less than 10,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company of the purchase price of the shares to be purchased.

          3.2 Issuance of Stock. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. Rights of Shareholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.

          7.1 Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

          7.2 Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

          7.3 Transferability and Non-Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company), provided, however, that this Warrant may not be transferred in part unless such transfer is to a transferee who pursuant to such transfer receives the right to purchase at least 10,000 shares hereunder. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached hereto (the "Assignment Form") and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

          7.4 Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

          7.5  Compliance with Securities Laws.

               (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

               (ii) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OR RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation (the "Articles") to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant; provided, however, that as of the November 5, 1998 the Company does not have any shares of Common Stock available for issuance upon the exercise of this Warrant, and the Holder hereby acknowledges that she understands that shares of Common Stock are so unavailable; provided, further, that the Company hereby covenants and agrees to request that its shareholders approve of a proposal at the next annual meeting of shareholders to amend the Articles to increase the Company's authorized Common Stock in sufficient number to provide for the issuance of all securities of the Company outstanding as of the Initial Exercise Date exercisable or convertible into Common Stock. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     9. Notices. Upon the written request of the holder, whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant. All notices and requests required under this Warrant shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, (c) five days after posting when sent by registered or certified mail, or (d) on the date of transmission (if transmitted during normal business hours otherwise on the next succeeding business day) when sent by telegram, telegraph, telex or telecopier, addressed to the Holder at his or her addresses set forth on the Warrant Register, and addressed to the Company at 2801 Main Street, Irvine, California 92614, Telecopier No. (949) 224-7474. The Holder or the Company may from time to time by notice in writing delivered as provided herein, designate a different mailing address to which such notices or requests shall thereafter be delivered.

     10.  Amendments.

          10.1 Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Company and each future holder of this Warrant.

          10.2 Waiver. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          11.1 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          11.2 Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

          11.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          11.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

          11.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company shall, upon the written request, at any time, of any Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) adjustments and readjustments in accordance with the terms hereof; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

     12. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of "Registrable Securities" (as defined in the Settlement Agreement among Ellen Cohen, Martin Fabrikant, Ironwood Telecom LLC and the Company dated November 5, 1998 (the "Settlement Agreement")) possessing registration rights under the Settlement Agreement, the rights of registration granted under the Settlement Agreement to Registrable Securities (with respect to the shares issued on exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Settlement Agreement upon exercise of this Warrant as a party thereto.

     13.  Miscellaneous.

          (a) Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Warrant, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

          (b) Governing Law; Venue. This Warrant and the legal relations between the Holder and the Company shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines of any other State or country. In the event of any action at law or equity to enforce any of the provisions or rights under this Agreement, the parties agree that the proper venue for such action is Los Angeles, California and that the parties may bring such an action to enforce their respective rights under this Agreement only in a court located within the County of Los Angeles, State of California. The parties further agree that such court shall have personal jurisdiction over each of the parties to this Agreement.

     IN WITNESS WHEREOF, INCOMNET, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  November 5, 1998           INCOMNET, INC.



                                   By:  /s/ Denis Richard
                                        -----------------
                                        Denis Richard
                                        President and Chief Executive Officer

ATTEST:



By:  /s/ Michael Keebaugh
     --------------------
     Michael Keebaugh
     Assistant Secretary

                                NOTICE OF EXERCISE


To:  INCOMNET, INC.

     (1) The undersigned hereby elects to purchase ______ shares of Common Stock of INCOMNET, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock or the Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing those shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                   -----------------------------------------
                                   (Name)


                                   -----------------------------------------
                                   (Name)


     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                   -----------------------------------------
                                   (Name)


-------------------------          -----------------------------------------
(Date)                             (Signature)

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock (or Common Stock) set forth below:

NAME OF ASSIGNEE                   ADDRESS                  NO. OF SHARES




and does hereby irrevocably constitute and appoint ________________________ as Attorney-in-Fact to make such transfer on the books of INCOMNET, INC., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:
       -------------------

                                   -------------------------------------
                                   Signature of Holder

ATTEST:


-------------------------------
Signature of Assignee